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                                                                    EXHIBIT 99.1


      VNUS MEDICAL TECHNOLOGIES ANNOUNCES PRELIMINARY FINANCIAL RESULTS FOR
                 THE FOURTH QUARTER 2004 AND PROVIDES FINANCIAL
                           OUTLOOK FOR FULL-YEAR 2005

San Jose, Calif. -- January 25, 2005 -- VNUS Medical Technologies, Inc. (Nasdaq:VNUS), a leading provider of medical devices for the minimally invasive treatment of venous reflux disease, today announced its preliminary expectations of financial results for the fourth quarter and full year ended December 31, 2004 and its business outlook for the full year ending December 31, 2005. The company plans to report its complete and final results for 2004 after the close of market on February 22, 2005.

VNUS currently estimates that net revenues for the fourth quarter of 2004 will range from $11.0 million to $11.2 million. This represents an increase of 47% to 49% as compared to net revenues for the fourth quarter of 2003. VNUS also estimates that net income for the fourth quarter of 2004 will range from $0.9 million to $1.2 million, or $0.06 to $0.09 per share on a fully diluted basis. This estimate compares with break-even for the fourth quarter of 2003.

Today's update of anticipated fourth quarter 2004 results compares with VNUS' prior estimates of net revenues ranging from $10.5 million to $10.9 million and net income ranging from $0.06 to $0.09 per share on a fully diluted basis, announced by the company with its third-quarter 2004 results on November 16, 2004.

Including today's update, VNUS currently estimates that full-year net revenues for 2004 will range from $38.0 to $38.2 million, an increase of 74% to 75% from full-year net revenues for 2003. The company also estimates that full-year net income will range from $2.8 million to $3.1 million, or $0.22 to $0.25 per share on a fully diluted basis, compared with a net loss of $2.6 million, or a loss of $1.97 per share on a fully diluted basis, for the full year ended December 31, 2003.

The company said that the early release of its 2004 fourth quarter financial information is being made in connection with its scheduled presentation and webcast at the Piper Jaffray Health Care Conference in New York at 10:30 a.m. EST on January 26, 2005. This presentation will be webcast live and archived on the company's website at http://vnus.client.shareholder.com/medialist.cfm. The company cautioned that the preliminary financial results are unaudited and adjustments to net revenues or expenses could be required following completion of its year-end audit.


BUSINESS OUTLOOK

For 2005, VNUS currently estimates net revenues ranging from $51.0 million to $54.0 million. This represents an increase of 34% to 42%from the company's current outlook for 2004 net revenues. The company expects seasonality in first quarter revenues in 2005 will be similar to the trend experienced in 2004. Assuming a 10% effective tax rate and

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approximately 16.0 million to 16.5 million weighted average shares outstanding,
VNUS currently estimates net income ranging from $0.30 to $0.36 per share, on a fully diluted basis, for 2005.


According to VNUS' President and Chief Executive Officer, Brian Farley, VNUS continues to see strong demand for its Closure family of products for the treatment of patients with venous reflux disease and significant varicose veins. The company believes that its competitive position in the marketplace also remains strong with positive new medical journal publications and presentations at medical conferences. Recently published results from a randomized trial showed that the Closure system provides patients with superior benefits compared to the traditional standard of care at two-year follow-up. In addition, several studies accepted for presentation at the American Venous Forum meeting in February 2005 show that the Closure procedure produces excellent results. For example, results to be presented at the American Venous Forum from the Closure clinical registry show that 84% of limbs remain free of venous reflux at five years after treatment with the VNUS Closure procedure. The company believes that the Closure procedure is the only endovenous procedure for the treatment of saphenous vein reflux that has been proven durable for five years and the only endovenous procedure proven in comparative studies to offer patients superior benefits over vein stripping, the previous standard of care.

The company believes that it has continued to maintain an approximately 60% revenue market share of endovenous treatment throughout 2004. The company attributes its ability to maintain market share to the excellent performance of the Closure procedure and high level of expertise that its organization provides to customers.

New Medicare reimbursement codes and rates in 2005 allow for office-based procedures to be paid at a national average reimbursement that is $175 more for the Closure procedure than for endovenous laser treatment. In some metropolitan areas the difference is $200 to $250 as a result of geographic cost weighting. As a result of this difference and the higher cost of capital equipment to purchase a laser system compared to a VNUS radio-frequency generator, the company believes that the VNUS Closure procedure is a cost-competitive option that provides proven patient outcomes.

Brian Farley stated, "Although laser competitors frequently promote their products using economic arguments that their products are less costly than the Closure system, when all costs including capital equipment, extended warranty, and post-procedure patient management costs are factored in, we believe that the VNUS radio-frequency catheters and system and the Closure procedure are cost-competitive with endovenous lasers and procedure kits. Furthermore, VNUS has continued to maintain solid market share because the predictable and positive clinical performance of our products is highly valued by patients and physicians."

QUARTERLY TELECONFERENCE AND WEBCAST

VNUS management plans to host its regular quarterly teleconference following the release of complete and final year-end results on February 22, 2005. This call will be

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webcast live for all investors and archived on the company's website at
www.vnus.com. Details for accessing the webcast are as follows:

VNUS Medical Technologies, Inc.
Fourth-Quarter and Full-Year 2004 Teleconference
February 22, 2005
2:00 p.m. PST / 5:00 p.m. EST

The call and replays of the call may be accessed on the Webcasts page of VNUS' website at http://vnus.client.shareholder.com/medialist.cfm by clicking on the webcast icon. In addition to the webcast replay, a phone replay will be available for seven days after the live call at (719) 457-0820, code #4731175.

ABOUT VNUS MEDICAL TECHNOLOGIES, INC.

VNUS is a leading provider of medical devices for the minimally invasive treatment of venous reflux disease, a progressive condition caused by incompetent vein valves in the leg. VNUS sells the Closure system, which consists of a proprietary radio-frequency (RF) generator and proprietary disposable endovenous catheters to close diseased veins through the application of temperature-controlled RF energy.

FORWARD LOOKING STATEMENTS

In addition to statements of historical facts or statements of current conditions, VNUS has made forward-looking statements in this press release within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "expects", "estimates" and "believes", or variations of such words and similar expressions, are intended to identify such forward-looking statements and such statements in this press release, include the statements regarding VNUS' estimated financial results for the fourth quarter and full-year 2004, the outlook for VNUS' business, including net revenue and earnings forecasts, the statements made by Mr. Farley and any other statements that refer to VNUS' estimated or anticipated future results. These statements are based on information available to VNUS as of the date of this press release and represent VNUS' judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting VNUS' businesses, including, among other things, changing competitive, market and regulatory conditions; changes in reimbursement levels established by governmental and third-party payors; the ability of VNUS to develop its products; the need for governmental clearances or approvals before selling products; the ability of VNUS to protect its patent position; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of pending or future clinical trials; and overall economic conditions and general market conditions. Therefore, the reader is cautioned not to rely on these forward-looking statements. VNUS expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.

Additional information concerning these and other risk factors can be found in press releases issued by VNUS and VNUS' periodic public filings with the Securities and

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Exchange Commission (SEC), including its Quarterly Report on Form 10-Q filed with the SEC on December 3, 2004. Copies of VNUS press releases and additional information about VNUS is available on the World Wide Web at www.vnus.com.


Contact: Tim Marcotte
         Vice President, Finance and Administration
         Chief Financial Officer
         (408) 473-1100
         ir@vnus.com